Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Mary Skafidas Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
NET INCOME OF $367 MILLION FOR THE FIRST QUARTER OF 2012

NET INCOME PER SHARE OF $0.92

BOOK VALUE PER SHARE OF $48.96, AN INCREASE
OF 3.4% FROM DECEMBER 31, 2011

NEW YORK, April 30, 2012—Loews Corporation (NYSE:L) today reported net income for the 2012 first quarter of $367 million, or $0.92 per share, compared to $379 million, or $0.92 per share, in the 2011 first quarter. Book value per share increased to $48.96 at March 31, 2012 from $47.33 at December 31, 2011.

The decrease in net income is due to lower earnings at Diamond Offshore Drilling, Inc. and HighMount Exploration & Production LLC. These decreases were partially offset by higher earnings at CNA Financial Corporation and increased parent company investment income.

CNA’s earnings increased as a result of higher investment income primarily due to an increase in limited partnership results and higher fixed maturity securities income and lower catastrophe losses.

Diamond Offshore’s earnings decreased due to lower utilization primarily from fewer revenue earning days and higher contract drilling expense that reflects the higher cost of operating rigs internationally rather than domestically.

HighMount’s earnings decreased due to a non-cash impairment charge related to the carrying value of its natural gas and oil properties. This charge was the result of declines in natural gas prices. The results in 2012 also reflect lower production volumes and prices as compared to the prior year period.

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CONSOLIDATED HIGHLIGHTS

	Three Months Ended March 31,
(In millions, except per share data)	2012	2011

Net income attributable to Loews Corporation:
Income before net investment gains	$348	$367
Net investment gains	19	12
Net income attributable to Loews Corporation	$367	$379

Net income per diluted share	$0.92	$0.92
Book value per share at:
March 31, 2012	$48.96
December 31, 2011	47.33
March 31, 2011	45.38

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CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, today. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 67907133. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the first quarter results of CNA has been scheduled for 10:00 a.m. EDT, today. A live webcast will be available at http://investor.cna.com. Those interested in participating in the question and answer session should dial (888) 352-6793, or for international callers, (719) 457-2707. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

A conference call to discuss the first quarter results of Boardwalk Pipeline has been scheduled for 9:00 a.m. EDT, today. A live webcast will be available at www.bwpmlp.com. Those interested in participating in the question and answer session should dial (866) 202-0886 or for international callers, (617) 213-8841. The conference ID number is 79965643. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

A conference call to discuss the first quarter results of Diamond Offshore was held on Thursday, April 19, 2012. An online replay is available on Diamond Offshore’s website (www.diamondoffshore.com).

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ABOUT LOEWS CORPORATION

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE: DO), a 50.4% owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE: BWP), a 61% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Selected Financial Information by Segment

(In millions)	Three Months Ended March 31,
	2012	2011
Revenues:
CNA Financial	$2,369	$2,302
Diamond Offshore (a)	796	809
Boardwalk Pipeline	314	311
HighMount	76	104
Loews Hotels	80	80
Investment income and other	77	39
	3,712	3,645
Investment gains:
CNA Financial	32	22
Corporate and other		1
	32	23
Total	$3,744	$3,668

Income (Loss) Before Income Tax:
CNA Financial	$334	$310
Diamond Offshore (a)	252	296
Boardwalk Pipeline	92	82
HighMount (b)	(34)	29
Loews Hotels	7	3
Investment income, net	76	41
Other (c)	(18)	(27)
	709	734
Investment gains:
CNA Financial	32	22
Corporate and other		1
	32	23
Total	$741	$757

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$207	$187
Diamond Offshore (a)	87	117
Boardwalk Pipeline (d)	35	33
HighMount (b)	(22)	19
Loews Hotels	4	2
Investment income, net	50	27
Other (c)	(13)	(18)
	348	367
Investment gains:
CNA Financial	19	12
Corporate and other
	19	12
Net income attributable to Loews Corporation	$367	$379

(a)	Includes a $25 million gain ($9 million after tax and noncontrolling interests) for the three months ended March 31, 2012 on the sale of a jack-up rig.
(b)	Includes a non-cash impairment charge of $44 million ($28 million after tax) for the three months ended March 31, 2012 related to the carrying value of HighMount’s natural gas and oil properties.
(c)	Consists primarily of corporate interest expense and other unallocated expenses.
(d)	Represents a 61.8% and 65.9% ownership interest in Boardwalk Pipeline for the respective periods.

Loews Corporation and Subsidiaries
Consolidated Financial Review

(In millions, except per share data)	Three Months Ended March 31,
	2012	2011
Revenues:
Insurance premiums	$1,649	$1,615
Net investment income	726	661
Investment gains	32	23
Contract drilling revenues	755	789
Other	582	580
Total	3,744	3,668

Expenses:
Insurance claims & policyholders’ benefits	1,381	1,364
Contract drilling expenses	397	362
Other (a)	1,225	1,185
Total	3,003	2,911

Income before income tax	741	757
Income tax expense	(222)	(195)

Net income	519	562
Amounts attributable to noncontrolling interests	(152)	(183)
Net income attributable to Loews Corporation	$367	$379

Diluted income per share attributable to Loews Corporation	$0.92	$0.92

Weighted diluted number of shares	397.44	413.83

(a)	Includes a non-cash impairment charge of $44 million ($28 million after tax) for the three months ended March 31, 2012 related to the carrying value of HighMount’s natural gas and oil properties.